UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2016

PRA Health Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36732	46-3640387
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4130 ParkLake Avenue

Suite 400

Raleigh, NC 27612

(919) 786-8200

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On March 22, 2016, subsidiaries of PRA Health Sciences, Inc. entered into a Receivables Financing Agreement (the “RFA”), by and among PRA Receivables LLC (“PRA Receivables”), a Delaware special purpose entity and wholly-owned subsidiary of Pharmaceutical Research Associates, Inc., as borrower,  PRA Holdings, Inc. (“PRA Holdings”), as initial servicer, PNC Bank, National Association (“PNC”), as administrative agent and lender, and PNC Capital Markets, LLC, as structuring agent.

In addition, on that same date, (i) Pharmaceutical Research Associates, Inc., as an originator of receivables, (ii)  ReSearch Pharmaceutical Services, Inc., as an originator of receivables (together with Pharmaceutical Research Associates, Inc., in such capacities, the “Originators”), (iii) PRA Holdings, the direct or indirect parent of PRA Receivables and each Originator, as the initial servicer of the receivables for the Originators, and (iv) PRA Receivables entered into a Purchase and Sale Agreement (the “PSA”).

Together, the RFA and PSA establish the primary terms and conditions of an accounts receivable securitization program (the “Securitization”).

Pursuant to the Securitization, the Originators will transfer and sell current and future trade receivables to PRA Receivables, and PRA Receivables will, in turn, initially borrow up to $120 million from PNC, secured by liens on the receivables and other assets of PRA Receivables. PRA Holdings, as servicer, is independently liable for its own customary representations, warranties, covenants and indemnities. In addition, PRA Health Sciences, Inc. has guaranteed the performance of the obligations of the Originators and PRA Holdings in PRA Holdings’ capacity as servicer, and will guarantee the obligations of any additional originators or successor servicer that may become party to the Securitization. PRA Receivables’ assets and credit are not available to satisfy the debts and obligations owed to the creditors of PRA Health Sciences, Inc. or its subsidiaries. PRA Health Sciences, Inc. will include PRA Receivables’ assets, liabilities and results of operations in its consolidated financial statements. PRA Receivables paid certain structuring fees to PNC Capital Markets LLC and will pay other customary fees to the lenders.

Loans under the Securitization will accrue interest at either a reserve-adjusted LIBOR or a base rate, plus 1.60%. PRA Receivables may prepay loans upon one business day prior notice and may terminate the Securitization with 15 days’ prior notice.

The Securitization contains various customary representations and warranties and covenants, and default provisions which provide for the termination and acceleration of the commitments and loans under the Securitization in circumstances including, but not limited to, failure to make payments when due, breach of representations, warranties or covenants, certain insolvency events or failure to maintain the security interest in the trade receivables, and defaults under other material indebtedness.

The Securitization terminates on March 22, 2019, unless terminated earlier pursuant to its terms.

The foregoing description of the Securitization is qualified in its entirety by reference to the full text of each of the RFA and PSA, copies of which are respectively attached hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit Number	Description of Exhibit

10.1

Receivables Financing Agreement dated March 22, 2016 among PRA Holdings, Inc., as servicer, PRA Receivables LLC, as borrower, PNC Bank, National Association, as administrative agent and as a lender, and PNC Capital Markets LLC, as structuring agent.

10.2

Purchase and Sale Agreement dated March 22, 2016 among PRA Holdings, Inc., as servicer, PRA Receivables LLC, as buyer, Pharmaceutical Research Associates, Inc., as an originator, and ReSearch Pharmaceutical Services, Inc., as an originator.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA Health Sciences, Inc.

Date: March 24, 2016
	By:	/s/ Timothy McClain
	Name:	Timothy McClain
	Title:	Vice President of Legal Affairs and Assistant Secretary